Exhibit A

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of GFL Environmental Inc., a corporation formed under the laws of Ontario, Canada, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 16th day of February 2021.

BCEC-GFL Borrower (Cayman) LP

By:	BCEC-GFL Borrower GP (Cayman), Ltd, its general partner

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

BCEC-GFL Borrower GP (Cayman), Ltd

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

GFL Borrower II (Cayman) LP

By:	GFL Borrower II GP (Cayman), Ltd, its general partner

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

GFL Borrower II GP (Cayman), Ltd

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

GFL Borrower Luxembourg S.á.r.l.

By:	/s/ Christelle Retif
Name:	Christelle Retif
Title:	Manager

By:	/s/ Pierre Stemper
Name:	Pierre Stemper
Title:	Manager

BCEC-GFL Holdings (Guernsey) L.P.

By:	BCEC Management X Limited, its general partner

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

BCEC Management X Limited

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director